UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
October 23, 2020

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

8 Union Square South, Suite 2A

New York, NY 10003

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 3.03 Material Modification to Rights of Security Holders.

On October 18, 2020, holders of a majority of the issued and outstanding shares of Series B Convertible Preferred Stock (the “Series B Shares”) of Gaucho Group Holdings, Inc. (the “Company”) approved an amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Amendment”) which allows for dividends to be paid in either cash or shares of common stock. On October 23, 2020, the Board approved such Amendment and declared a total of $1,626,306.29 in dividends (relating to the nine consecutive calendar quarters with the first being June 30, 2018 and the last being June 30, 2020), payable in common stock at a rate equivalent to the average closing price of the common stock on the seven trading days preceding October 23, 2020.

The Amendment was filed with the Secretary of State of the State of Delaware on October 27, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See item 3.03 above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 18, 2020, stockholders holding a majority of the issued and outstanding Series B Shares approved the Amendment by written consent pursuant to the Company’s bylaws and the Delaware General Corporation Law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Convertible Preferred stockholders and filed with the Delaware Secretary of State on October 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of October 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO